Franklin Auto Trust 2001-1
Monthly Servicing Report

Collection Period:                                    December 2002
Distribution Date:                                    January 15,2003
Number of Days in Distribution Period:                30

Section I.  Original Deal Parameters

   A.  Original Portfolio                                                            Principle Weighted Average
                                   Number of         Principal        Coupon      Original Term     Remaining Term       Seasoning
                                   Contracts          Balance         (WAC)          (Months)          (Months)           (Months)
                                   ------------------------------------------------------------------------------------------------
      i.     Prime Loans              4,081       67,907,880.60      10.49%           66.04               58.32              7.72
      ii.    Non-Prime Loans          3,924       68,673,917.63      14.02%           67.44               62.01              5.43
      iii.   Sub-Prime Loans            146        2,505,255.54      17.08%           66.74               60.90              5.84
      iv.    Total Loans              8,151      139,087,053.78      12.35%           66.75               60.19              6.56

   B.  Bonds Issued             Original
                               Principal                Legal Final
                                Balance      Coupon      Maturity     CUSIP
                              ------------------------------------------------
      i.     Class A-1 Notes  87,000,000.00   5.386%    10/15/2004   35242RAG9
      ii.    Class A-2 Notes  52,081,000.00   5.857%    07/15/2008   35242RAH7

   C.  Spread Account

      i.   Initial Cash Deposit                   347,718.00
      ii.  Spread Account Floor Amount          2,086,306.00
      iii. Specified Spread Account Amount      4.5% of Outstanding Pool Balance
      iv.  Maximum Spread Account Amount        10% of Outstanding Pool Balance
      v.   Initial Payment Provider Commitment  5,911,200.00


Section II.  Deal Status as of Previous Distribution Date

   A.  Portfolio                                                                     Principle Weighted Average
                                   Number of         Principal        Coupon      Original Term     Remaining Term       Seasoning
                                   Contracts          Balance         (WAC)          (Months)          (Months)           (Months)
                                   ------------------------------------------------------------------------------------------------
      i.     Prime Loans              2,265      24,701,635.92       10.61%           67.03              37.33               29.70
      ii.    Non-Prime Loans          2,312      29,370,447.41       13.94%           68.07              40.79               27.28
      iii.   Sub-Prime Loans             76         970,968.15       16.61%           68.32              40.18               28.14
      iv.    Total Loans              4,653      55,043,051.48       12.50%           67.61              39.23               28.38

   B.  Bonds Outstanding
                                                            Unpaid Interest
                                       Principal Balance    Shortfall Amount
                                      ----------------------------------------
      i.     Class A-1 Notes               2,962,051.48           0.00
      ii.    Class A-2 Notes              52,081,000.00           0.00

   C.  Spread Account

      i.     Spread Account Cash Balance                 2,086,305.81
      ii.    Payment Provider Commitment                   695,435.27

   D.  Shortfall Amounts

      i.     Base Servicing Fee Shortfall                        0.00
      ii.    Surety Fee Shortfall                                0.00
      iii.   Unreimbursed Surety Draws                           0.00
      iv.    Unreimbursed Insurer Optional Deposit               0.00
      v.     Additional Servicing Fee Shortfall                859.03


Section II.  Deal Status as of Previous Distribution Date

   E.  Delinquencies in Period
                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Principal Balance

      i.     Prime Loans         173,881.00    74,466.91      50,610.68    85,081.36    13,832.87             109,611.58
      ii.    Non-Prime Loans     622,772.44   285,405.63      85,983.14    72,935.48   159,275.45             174,168.37
      iii.   Sub-Prime Loans      39,830.94    21,568.64      17,271.74         0.00     7,618.77              26,998.05
      iv.    Total Loans         836,484.38   381,441.18     153,865.56   158,016.84   180,727.09             310,778.00

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Number of Contracts

      i.     Prime Loans              14           6              4           5                    2                    8
      ii.    Non-Prime Loans          45          21              8           6                   12                   12
      iii.   Sub-Prime Loans           3           2              1           0                    1                    1
      iv.    Total Loans              62          29             13          11                   15                   21

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Principal Balance as a % of
      Previous Balance

      i.     Prime Loans            0.70%        0.30%          0.20%      0.34%               0.06%                   0.44%
      ii.    Non-Prime Loans        2.12%        0.97%          0.29%      0.25%               0.54%                   0.59%
      iii.   Sub-Prime Loans        4.10%        2.22%          1.78%      0.00%               0.78%                   2.78%
      iv.    Total Loans            1.52%        0.69%          0.28%      0.29%               0.33%                   0.56%

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Number of Contracts as a % of
      Previous Number

      i.     Prime Loans            0.62%        0.26%          0.18%      0.22%               0.09%                   0.35%
      ii.    Non-Prime Loans        1.95%        0.91%          0.35%      0.26%               0.52%                   0.52%
      iii.   Sub-Prime Loans        3.95%        2.63%          1.32%      0.00%               1.32%                   1.32%
      iv.    Total Loans            1.33%        0.62%          0.28%      0.24%               0.32%                   0.45%



Section III.  Collection Period Activity and Current Status

   A.  Portfolio                                                                     Principal Weighted Average
                                   Number of         Principal        Coupon      Original Term     Remaining Term       Seasoning
                                   Contracts          Balance         (WAC)          (Months)          (Months)           (Months)
                               -----------------------------------------------------------------------------------------------------
      i.     Prime Loans             2,196       23,427,946.48       10.64%           67.05               36.68              30.37
      ii.    Non-Prime Loans         2,260       28,420,573.94       13.93%           68.13               40.22              27.91
      iii.   Sub-Prime Loans            73          933,369.31       16.60%           68.59               39.67              28.92
      iv.    Total Loans             4,529       52,781,889.73       12.52%           67.66               38.64              29.02

   B.  Delinquencies in Period
                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Principal Balance

      i.     Prime Loans          90,740.95     60,705.84      39,858.77    82,180.53   113,733.40              48,417.91
      ii.    Non-Prime Loans     701,718.53    340,610.95     176,437.89    60,483.99   170,374.69             176,123.50
      iii.   Sub-Prime Loans      19,137.92     30,682.73           0.00    17,271.74         0.00               7,618.77
      iv.    Total Loans         811,597.40    431,999.52     216,296.66   159,936.26   284,108.09             232,160.18

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Number of Contracts

      i.     Prime Loans               9          4              4             6             10                         3
      ii.    Non-Prime Loans          56         23             12             6             11                        15
      iii.   Sub-Prime Loans           1          2              0             1              0                         1
      iv.    Total Loans              66         29             16            13             21                        19

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Principal Balance as a % of
      Current Balance

      i.     Prime Loans            0.39%       0.26%          0.17%          0.35%          0.49%                    0.21%
      ii.    Non-Prime Loans        2.47%       1.20%          0.62%          0.21%          0.60%                    0.62%
      iii.   Sub-Prime Loans        2.05%       3.29%          0.00%          1.85%          0.00%                    0.82%
      iv.    Total Loans            1.54%       0.82%          0.41%          0.30%          0.54%                    0.44%

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Number of Contracts as a % of
      Current Number

      i.     Prime Loans            0.41%       0.18%          0.18%          0.27%          0.46%                    0.14%
      ii.    Non-Prime Loans        2.48%       1.02%          0.53%          0.27%          0.49%                    0.66%
      iii.   Sub-Prime Loans        1.37%       2.74%          0.00%          1.37%          0.00%                    1.37%
      iv.    Total Loans            1.46%       0.64%          0.35%          0.29%          0.46%                    0.42%

Section III.  Collection Period Activity and Current Status

   C.  Collections

      i.     Simple Interest Contracts
             a.  Interest Collections                           416,398.71
             b.  Principal Collections                        2,029,001.57

      ii.    Net Liquidation Proceeds                            71,411.05
      iii.   Post Disposition Recoveries                         18,062.67
      iv.    Rebates of Capitalized Insurance Premiums                0.00
      v.     Repurchase Amounts
             a.  Interest                                             0.00
             b.  Principal                                            0.00

   D.  Total Available
      i.     Total Interest Collections                         416,398.71
      ii.    Total Principal Collections                      2,100,412.62
      iii.   Collected Funds                                  2,516,811.33
      iv.    Reinvestment Income Collected in Spread Account      1,841.98

   E.  Month End Pool Balance
      i.     Beginning Pool Balance                          55,043,051.48
      ii.    Principal Collections                            2,100,412.62
      iii.   Realized and Cram-Down Losses                      160,749.13
      iv.    Month End Pool Balance                          52,781,889.73

Section IV.  Distribution Calculations

   A.  Servicing Fee

      i.     Servicing Fee Rate
             a.  Prime Receivable @ 1.00%                        20,584.70
             b.  Non-prime Receivables @ 1.50%                   36,713.06
             c.  Sub-prime Receivables @ 2.00%                    1,618.28
             d.  Total Servicing Fee                             58,916.04
             e.  Total Receivables @ 1.25%                       57,336.51

      ii.    Base Servicing Fee (less of id. and ie.)            57,336.51
      iii.   Previous Servicing Fee Shortfall                         0.00
      iv.    Additional Servicing Fee                             1,579.52
      v.     Previous Additional Servicing Fee Shortfall            859.03
      vi.    Total Additional Servicing Fee                       2,438.55
      vii.   Supplemental Servicing Fee                          34,735.51
      viii.  Total Supplemental Servicing Fee                    34,735.51

   B.  Surety Fee
      i.     Surety Fee Rate                                          0.165%
      ii.    Base Surety Fee Due                                  7,568.42
      iii.   Previous Surety Fee Shortfall                            0.00
      iv.    Total Surety Fee Due                                 7,568.42

   C.  Bond Interest
                                     Bond       Number                   Previous         Accrued
                                   Interest     of Days       Current    Interest       Interest on         Total Bond
                                     Rate      in Period     Interest    Shortfall   Interest Shortfall    Interst Due
                                 ---------------------------------------------------------------------------------------
      i.     Class A-1 Notes        5.39%         30         13,294.67      0.00            0.00             13,294.67
      ii.    Class A-2 Notes        5.86%         30        254,198.68      0.00            0.00            254,198.68
      iii.   Total                  5.83%         30        267,493.35      0.00            0.00            267,493.35

   D.  Bond Principal

      i.     Beginning Note Balance                          55,043,051.48
      ii.    Current Pool Balance                            52,781,889.73
      iii.   Principal Distributable Amount                   2,261,161.75

   E.  Total Required Distributions                           2,593,560.03
   F.  Total Available Funds                                  2,534,874.00
   G.  Required Distribution Shortfall                           58,686.03
   H.  Cash Available in Spread Account                       2,088,147.79
   I.  Reserve Account Draw                                      58,686.03
   J.  Payment Provider Commitment                              695,435.27
   K.  Payment Provider Required Payment Amount                       0.00
   L.  Surety Draw                                                    0.00
   M.  Insurer Optional Deposit                                       0.00
   N.  Total Cash Available for Distributions                 2,593,560.03

Section V.  Waterfall for Distributions

   A.  Total Available Funds                 2,593,560.03

                                                                                                      Remaining Amount Available
                                                      Amount Due         Amount Paid       Shortfall       for Distribution
                                                    -------------------------------------------------------------------------
   B.  Servicing Fee                                   57,336.51          57,336.51                0.00       2,536,223.52
   C.  Surety Fee                                       7,568.42           7,568.42                0.00       2,528,655.10
   D.  Note Interest                                  267,493.35         267,493.35                0.00       2,261,161.75
   E.  Principal Distributable Amount               2,261,161.75       2,261,161.75                0.00               0.00
   F.  Interest on Unreimbursed Surety Draws                0.00               0.00                0.00               0.00
   G.  Reimbursement of Previous Surety Draws               0.00               0.00                0.00               0.00
   H.  Reimbursement of Insurer Optional Deposits           0.00               0.00                0.00               0.00
   I.  Reserve Deposit                              2,553,291.95               0.00        2,553,291.95               0.00
   J.  Payment of Additional Servicing Fee              2,438.55               0.00            2,438.55               0.00
   K.  Deposit to Certificate Distribution Acct.            0.00               0.00                0.00               0.00

Section VI.  Bond Reconciliation

                           Beginning Balance   Principal Paid   Ending Balance   Interest Due    Interest Paid   Interest Shortfall
                         ----------------------------------------------------------------------------------------------------------
   A.  Class A-1 Notes        2,962,051.48     2,261,161.75        700,889.73     13,294.67       13,294.67             0.00
   B.  Class A-2 Notes       52,081,000.00             0.00     52,081,000.00    254,198.68      254,198.68             0.00
   C.  Total                 55,043,051.48     2,261,161.75     52,781,889.73    267,493.35      267,493.35             0.00

Section VII.  Spread Account Reconciliation

   A.  Net Yield Calculations

      i.     Current Month                                 -1.11%
      ii.    Previous Month                                 0.18%
      iii.   Second Previous Month                          3.00%
      iv.    Three-Month Average                            0.76%
      v.     Previous Three Month Average                   2.59%
      vi.    Second Previous Three Month Average            3.20%

   B.  Has Net Yield Trigger Event Occurred
         and Is It Continuing?                               YES
   C.  Has Spread Account Deposit Event Occurred
         (clauses (i) through (iv) or (iv))?                  NO
   D.  Has Spread Account Deposit Event Occurred
         (clause (v))?                                        NO

   E.  Required Spread Account Parameters:
      i.     Spread Account Floor Amount            2,086,305.81
      ii.    Spread Account Specified Amount        2,781,741.08
      iii.   Spread Account Maximum Amount          5,278,188.97
      iv.    Spread Account Required Amount         4,582,753.70

   F.  Allocations, Deposits and Reductions of the Spread Account       Deposit of   Change in Payment    Cash on         Payment
        and the Payment Provider Commitment                               Cash in        Provider        Deposit in       Provider
                                                                       Spread Account   Commitment     Spread Account    Commitment
                                                                       ------------------------------------------------------------
      i.     Beginning Balance                                               0.00           0.00       2,029,461.75     695,435.27
      ii.    Deposit of Payment Provider Commitment into Spread Account
               upon Spread Account Deposit Event (i-iv or vi)                0.00           0.00       2,029,461.75     695,435.27
      iii.   Deposit of Payment Provider Commitment into Spread Account
               upon Spread Account Deposit Event (v)                         0.00           0.00       2,029,461.75     695,435.27
      iv.    Deposit to Spread Account from Waterfall                        0.00           0.00       2,029,461.76     695,435.27
      v.     Release from Spread Account when Net Yield Trigger Event
               Has Not Occurred or Has Been Deemed Cured                     0.00           0.00       2,029,461.76     695,435.27
      vi.    Release from Spread Account when Net Yield Trigger Event
               Has Occurred and Has Not Been Deemed Cured                    0.00           0.00       2,029,461.76     695,435.27
      vii.   Reduction of Payment Provider Commitment when Net Yield
               Trigger Event Not Occurred or Deemed Cured                    0.00           0.00       2,029,461.76     695,435.27
      viii.  Withdrawal from Spread Account for Insurer Optional Deposit     0.00           0.00       2,029,461.76     695,435.27
      ix.    Reduction of Payment Provider Commitment when Net Yield
               Trigger Event Has Occurred and Not Deemed Cured               0.00           0.00       2,029,461.76     695,435.27

Section VIII.  Surety Bond Reconciliation

   A.  Previously Unreimbursed Surety Bond Draws                           0.00
   B.  Interest Rate on Outstanding Draws (PRIME + 1%)                     5.25%
   C.  Current Interest Accrued on Previously Outstanding Draws            0.00
   D.  Interest Paid on Unreimbursed Surety Draws                          0.00
   E.  New Surety Bond Draws                                               0.00
   F.  Reimbursement of Previous Surety Draws                              0.00
   G.  Unreimbursed Surety Draws                                           0.00
   H.  Previous Unreimbursed Insurer Optional Deposits                     0.00
   I.  New Insurer Optional Deposit                                        0.00
   J.  Reimbursement of Previous Insurer Optional Deposits                 0.00
   K.  Unreimbursed Insurer Optional Deposits                              0.00
   L.  Number of Extensions Performed During the Current
         Collection Period                                                  695
   M.  Balance of Loans Extended During the Current
         Collection Period                                         8,882,543.71


Section IX.  Historical Portfolio Performance

                            Previous Period                     Previous Period  Current       Current Period
                              Cumulative       Current Period     Cumulative     Period          Prepayment
                              Charge Offs       Charge-Offs           Losses     Losses            Spread
                            -----------------------------------------------------------------------------------------
   i.     Prime Loans       1,395,317.79          48,417.91       621,991.91     37,642.89        1.5562%
   ii.    Non-Prime Loans   3,911,801.22         176,123.50     2,198,190.64    100,922.34        0.9696%
   iii.   Sub-Prime Loans     304,240.60           7,618.77       160,088.33      4,121.23        1.2803%
   iv.    Total Loans       5,611,359.61         232,160.18     2,980,270.88    142,686.46        1.2949%







/S/ Harold E. Miller, Jr.             /S/ Tonya B. Roemer
-------------------------------       -------------------------------
Harold E. Miller, Jr.                 Tonya B. Roemer
President,CEO                         Vice President